Exhibit 23.1

                          Independent Auditors' Consent

The Board of Directors
Omnicom Group Inc.:

We consent to the use of our report, incorporated herein by reference in the Registration Statement on Form S-8, dated February 21, 2003, with respect to the consolidated balance sheet of Omnicom Group Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended, incorporated herein by reference.

/s/ KPMG LLP

New York, New York
August 15, 2003